Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000

                         3.25% Convertible Subordinated

                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,

                            PAR VALUE $.01 PER SHARE

         The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1.       CITIZENS   SECURITY   LIFE   INSURANCE   is  added  to  the   table  of
         Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:




Principal Amount of Debentures Beneficially Owned That May be Sold       500,000
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Percentage of Debentures Outstanding                                           *
------------------------------------
Number of Conversion Shares                                               13,651
---------------------------
Percentage of Common Stock Outstanding                                         *
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The date of this Prospectus Supplement is September 27, 1999.